Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS
December 31, 2020	NYSE American: GORO

GOLD RESOURCE CORPORATION APPOINTS NEW LEADERSHIP

IN CONJUNCTION WITH NEVADA SPIN-OFF

Denver, Colorado – December 31, 2020 – Gold Resource Corporation (NYSE American: GORO) (the “Company”) announces new leadership in conjunction with the spin-off of its Nevada Mining Unit to shareholders as Fortitude Gold Corporation (“Fortitude Gold”).

Gold Resource Corporation’s Board of Directors announced leadership changes include:

•	Gold Resource Corporation Chairman Mr. Bill Conrad has stepped down as Chairman and will continue to serve as an independent director on the Company’s board.
•	Current Gold Resource Corporation director Mr. Alex Morrison has been appointed to serve as Chairman.
•	Outgoing Gold Resource Corporation CEO, President and director Mr. Jason Reid has stepped down from all Company positions to lead Fortitude Gold.
•	Mr. Allen Palmiere has been appointed CEO and a director of Gold Resource Corporation.
•	Ms. Lila A. Manassa Murphy and Mr. Joseph Driscoll have been appointed as independent directors to Gold Resource Corporation’s Board.

Gold Resource Corporation has completed the spin-off of the Company’s Nevada Mining Unit into a separate, stand-alone public company, Fortitude Gold Corporation on December 31, 2020. Mr. Bill Conrad serves as Fortitude Gold’s Board Chairman, while Mr. Jason Reid serves as Fortitude Gold’s CEO, President and director.

Mr. Alex Morrison (new Gold Resource Corporation Board Chairman)

“With the completion of the Nevada spin-off, we are excited to now focus our strategy in Mexico on redeploying more cashflow back into the ground for accelerated growth,” stated Mr. Alex Morrison, newly appointed Chairman of Gold Resource Corporation. “We thank Mr. Jason Reid for his years of service to the Company as he now leads Fortitude Gold forward for the benefit of all Company shareholders. We also thank Mr. Bill Conrad for his years of service as Chairman and look forward to continuing to work with him as a member of the Company’s board.”

Mr. Morrison continued, “I would like to welcome Mr. Allen Palmiere as Gold Resource Corporation’s CEO and director. Mr. Palmiere brings a strong track record of mining industry experience and success over his thirty-five year career. Having previously served as CEO of several mining companies, we look forward to working with Mr. Palmiere to continue to build on Gold Resource Corporation’s success.”

“I would also like to welcome Ms Lila A. Manassa Murphy and Mr. Joseph Driscoll to Gold Resource Corporation’s board of directors. Their collective expertise will assist in the development of the Company’s objectives of best in class Governance and operational excellence,” stated Mr. Morrison.

Mr. Allen Palmiere (new Gold Resource Corporation CEO, President & Board Member)

Mr. Palmiere, a CA-CPA by training, has more than 35 years of experience in the mining industry both from a financial and operational perspective. His international experience includes South Africa, Central America, Guyana and Brazil and 10 years of experience in China. Mr. Palmiere’s expertise includes operations, executive management and financing, both debt and equity. Additionally, Mr. Palmiere has extensive experience in mergers and acquisitions. Mr. Palmiere’s former executive positions include CEO and Chairman of the Board, HudBay Minerals Inc., Executive Chairman, Barplats Investments Ltd., Vice President, CFO, Zemex Corporation, and President and CEO, Breakwater Resources Ltd. Mr. Palmiere has also served as a director of numerous public companies. Mr. Palmiere will be responsible the development and execution of a new strategic plan and direction for the Company.

CEO Comment

“I am very excited to join the Gold Resource Corporation team,” stated Mr. Allen Palmiere. “My immediate priorities will be to continue building on cost and operating efficiencies in preparation for future growth. I see tremendous potential in the Company’s large, unexplored land position and am looking forward to leading the Company through this period of operational improvement and a new focus on exploration."

Ms. Lila A. Manassa Murphy (new independent Director)

Ms. Lila A. Manassa Murphy CFA joins the Company as an independent director. Ms. Murphy founded Intrinsic Value Partners, LLC in 2018, a provider of consulting services to asset management firms and family offices.  She is an Independent Director and member of the Audit Committee of Dundee Corporation.  Previously she was Vice President and Portfolio Manager at Federated Hermes, Inc., a Fortune 500, ESG focused investment firm.  Previously, Ms. Murphy worked as an Analyst at David W. Tice & Associates Inc. with a dedicated focus on natural resources investing.  Prior to that, she was an Equity Research Analyst at Lee Financial Corporation. She has more than 25 years of diverse investment management experience.  She sits on the board and finance committee of Sustainable Development Strategies Group, a US based independent non-profit research institute advancing best practices for sustainable management of natural resources.

Mr. Joseph Driscoll (new independent Director)

Mr. Joseph Driscoll joins the Company as an independent director. Mr. Driscoll is a qualified Mining Engineer and alumnus of Montana Tech from which he holds a Bachelor of Science degree. Mr. Driscoll has held numerous operational roles over his thirty-three year mining career with Forte Dynamics, Environmental Resources Management, Amec Engineering and Consulting, Great Basin Gold Limited, Newmont, Barrick, Queenstake Resources, Stillwater Mining, Independence Mining, New Butte Mining and Pegasus Gold. Mr. Driscoll brings a wealth of operational experience with both underground and open-pit mining operations expertise.

About GRC:

Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico. The Company’s focus is on unlocking the value of the mine and large property position. Operational efficiency and exploration will be the short to medium term priorities. For more information, please visit GRC’s website, located at www.goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

About Fortitude Gold Corporation:

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, strong returns on capital and high margins. The Company strategy is to grow organically, remain debt-free and distribute substantial future dividends. The Company’s Nevada Mining Unit consists of five high-grade gold properties located in the Walker Lane Mineral Belt, with the Isabella Pearl gold mine in current production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, the scope, duration, and impact of the COVID-19 pandemic on mining operations, Company employees, and supply chains as well as the scope, duration and impact of government action aimed at mitigating the pandemic may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking information. Also, there can be no assurance that production will continue at any specific rate. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com